Exhibit 10.39

Aeroflex Holding Corp.

Aeroflex Incorporated

35 South Service Road

Plainview, New York  11803

November [  ], 2010

Veritas Capital Fund Management, L.L.C.

590 Madison Avenue

New York, New York  10022

GGC Administration LLC

One Embarcadero Center, 33rd Floor

San Francisco, California  94111

Goldman, Sachs & Co.

200 West Street

New York, New York  10282

Dear Sirs:

Reference is made to the Advisory Agreement, initially dated as of August 15, 2007, as amended to date (the “Advisory Agreement”), by and among VGG Holding LLC, a Delaware limited liability company, Aeroflex Holding Corp. (formerly known as AX Holding Corp.), a Delaware corporation (“Holding”), Aeroflex Incorporated, a Delaware corporation (“Aeroflex” and, together with Holding, the “Companies” and each, a “Company”), Veritas Capital Fund Management, L.L.C., a Delaware limited liability company (“Veritas”), GGC Administration, LLC, a Delaware limited liability company (“Golden Gate”), and Goldman, Sachs & Co. (“Goldman” and, together with Veritas and Golden Gate, the “Advisors” and each, an “Advisor”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Advisory Agreement.

The parties hereto acknowledge that the Advisory Agreement, and the obligations of the Advisors to provide Services pursuant to the Advisory Agreement, will terminate upon the consummation of the initial public offering of shares of common stock of Holding (the “IPO”), except that the Companies’ obligations to indemnify each of the Advisors and their respective officers, directors, employees, members, partners, agents, representatives, Affiliates and controlling persons (if any), as set forth in Section 6 of the Advisory Agreement, and to reimburse each of the Advisors and any of their Affiliates for any Expenses accruing prior to the execution of this letter agreement, as set forth in Section 5(d) of the Advisory Agreement, will survive termination.  The parties hereto further acknowledge and agree that in consideration of such termination, and simultaneously therewith, Holding shall pay a termination fee in the aggregate amount of $16,900,000.00 in cash to the Advisors (of which $7,971,698.13 will be paid to Veritas, $5,580,188.68 will be paid to Golden Gate and $3,348,113.19 will be paid to Goldman).  In addition, and without limiting or modifying anything in this letter agreement, Holding will separately pay to the Advisors under the Advisory Agreement, simultaneously with the consummation of the IPO, a Transaction Fee in the aggregate amount of $2,500,000.00 in cash (of which $1,179,245.28 will be paid to Veritas, $825,471.70 will be paid to Golden Gate and $495,283.02 will be paid to Goldman).

This letter agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this letter and all of which, when taken together, will be deemed to constitute one and the same instrument.

This letter agreement shall be governed by the laws of the State of New York.

[Remainder of the Page Intentionally Left Blank]

Very truly yours,

AEROFLEX INCORPORATED

By:
Name:
Title:

AEROFLEX HOLDING CORP.

By:
Name:
Title:

VGG HOLDING LLC

By:
Name:
Title:

Agreed to and accepted by:

VERITAS CAPITAL FUND MANAGEMENT, L.L.C.

By:
Name:
Title:

GGC ADMINISTRATION, LLC

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
Name:
Title: